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                       SEABRIGHT INSURANCE HOLDINGS, INC.
                        7,500,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                January __, 2005

         FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
         PIPER JAFFRAY & CO.
         COCHRAN, CARONIA & CO.
         as Representatives of the several Underwriters
         c/o Friedman, Billings, Ramsey & Co., Inc.
         1001 19th Street North
         Arlington, Virginia 22209

         Dear Sirs:

                  SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc., Piper Jaffray & Co. and Cochran, Caronia & Co. are acting as Representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company of an aggregate 7,500,000 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") (the "Initial Shares"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 1,125,000 additional shares of Common Stock to cover over-allotments, if any, from the Company (the "Option Shares"), to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The Initial Shares and all or any part of the Option Shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares."

                  The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

                  The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-119111) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been


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         required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The preliminary prospectus dated January 3, 2005 relating to the Shares, as filed with the Commission and as amended and supplemented prior to the date of the Prospectus, is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus.

                  The Company and the Underwriters agree as follows:

1.       Sale and Purchase:

         (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $________, the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

         (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase all or any part of the Option Shares, plus any additional number of Option Shares which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of


                                      -2-
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         Delivery") shall be determined by the Representatives, but shall not be later than three full business days (or earlier than two full business days, without the consent of the Company) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell the total number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.       Payment and Delivery

         (a) Initial Shares. Delivery to the Underwriters of the Initial Shares shall be made in book-entry form through the facilities of the Depository Trust Company (the "DTC") for the account of such Underwriters against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least 48 hours' prior notice. The time and date of such delivery and payment shall be 9:30 a.m. New York City time, on the third full business day (fourth, if pricing occurs after 4:30 p.m. New York City time) following the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery." The closing shall take place at the offices of Lord, Bissell & Brook LLP, 115 South LaSalle Street, Chicago, Illinois 60603, or such other place as the Company and the Representatives may agree.

         (b) Option Shares. Delivery to the Underwriters of any Option Shares to be purchased by the several Underwriters shall be made in book-entry form through the facilities of DTC for the account of such Underwriters against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least 48 hours' prior notice. The time and date of such delivery and payment shall be 9:30 a.m., New York City time on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing (the "Option Closing Time").

         (c) Manner of Delivery. Unless the Representatives request otherwise, the Initial Shares and the Option Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. If, at the request of the Representatives, the Initial Shares or the Option Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such

                                      -3-
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         denominations as the Representatives shall request upon at least 48 hours prior notice to the Company preceding the Closing Time or the Option Closing Time, as the case may be. Such certificates shall be made available to the Representatives for inspection and packaging not later than at least 24 hours prior to the Closing Time or the Option Closing Time, as the case may be.

         (d) Directed Shares. It is understood that approximately 375,000 shares of the Initial Shares ("Directed Shares") initially will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). Under no circumstances will the Representatives or any Underwriter be liable to the Company for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

3.       Representations and Warranties of the Company:

                  The Company represents and warrants to the Underwriters that:

         (a) the Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a "Subsidiary") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; the description of the Company's stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act and the Securities Act Regulations to be shown with respect to such plans, options and rights;

         (b) each of the Company and the Subsidiaries (all of which are named in Exhibit 21 to the Registration Statement) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement and Prospectus and, in

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         the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

         (c) each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which it conducts its respective business or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a "Material Adverse Effect" or "Material Adverse Change"); each Subsidiary holds such licenses, certificates, permits, consents, orders, approvals and other authorizations from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) ("Permits") and has made all necessary filings required under any federal, state or local law, regulation or rule and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct its respective business as described in the Prospectus, except where the failure to hold any such Permit or make such filings required under any federal, state or local law, regulation or rule or obtain such authorizations, consents and approvals from other persons would not reasonably be expected to result in a Material Adverse Effect; each such Permit is valid and in full force and effect, except where the failure of such Permit to be valid or in full force and effect would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding or alleging a violation of or default under or revocation of any Permit or a violation of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which, in each case, would reasonably be expected to result in a Material Adverse Effect; except as disclosed in the Prospectus, the authority of each Subsidiary to write or produce the classes and lines of insurance authorized by such Permit is unrestricted and no such Permit contains a materially burdensome restriction that is not adequately disclosed in the Prospectus; neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of the Company or any Subsidiary of the Company from making full use of the Permits issued to it; except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, more than 5% of any capital stock or other equity securities of any other corporation or any ownership interest of more than 5% in any partnership, joint venture or other association;

                                      -5-

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         (d) the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

         (e) except as disclosed in the Prospectus, the Company and SeaBright Insurance Company ("SBIC") have made no material change in their insurance reserving practices since December 31, 2003;

         (f) all reinsurance treaties and arrangements to which the Company or any Subsidiary is a party are in full force and effect and neither the Company nor any Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure of such reinsurance treaties and arrangements to be in full force and effect or where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any written notice from any of the other parties to such treaties, contracts or agreements, or otherwise has knowledge, that such other party will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in the Prospectus, except where such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (g) the statutory financial statements of SBIC from which certain ratios and other statistical data filed as part of the Registration Statement have been derived have been prepared for each relevant period in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners, the Illinois Department of Financial and Professional Regulation - Division of Insurance and the California Department of Insurance, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of SBIC as of the dates thereof, and the statutory basis results of operations of SBIC for the periods covered thereby;

         (h) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

         (i) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not conflict with, or result in any breach of, or

                                      -6-
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         constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under):
         (i) any provision of the organizational documents of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, or (iii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries; except in the case of this clause (ii) and
         (iii) for such breaches, defaults, liens, charges, claims or encumbrances that would not reasonably be expected to have a Material Adverse Effect;

         (j) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

         (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company or any of its Subsidiaries in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market and (C) any necessary qualifications under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

         (l) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

         (m) the Preliminary Prospectus and the Registration Statement complies, and the Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act

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         Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the second to last sentence of the first paragraph of Section 9(b) hereof);

         (n) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations;

         (o) except as disclosed in the prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

         (p) the consolidated financial statements of the Company and the combined financial statements of Eagle Pacific Insurance Company, Pacific Eagle Insurance Company and PointSure Insurance Services, Inc. (which are collectively referred to as "Predecessor"), in each case including the notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated and combined financial position of the Company and the Predecessor, respectively, as of the dates indicated and the consolidated and combined results of operations and changes in financial position and cash flows of the Company and the Predecessor, respectively, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary - Summary Financial Information," "Unaudited Pro Forma Financial Information" and "Selected Financial Information" fairly present the information shown therein and have been

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         compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus and the Preliminary Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

         (q) KPMG LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, is and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations, and their appointment has been ratified by the Audit Committee of the Company's board of directors, which is comprised entirely of independent directors as defined under the applicable standards of the Nasdaq Stock Market and the applicable rules and regulations of the Commission;

         (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction or agreement in principle that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

         (s) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

         (t) except as described in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

         (u) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to

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         preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise that is not described in the Prospectus; and no further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

         (v) the Shares have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance, and the Company is in compliance in all material respects with all applicable listing standards of the Nasdaq National Market;

         (w) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (x) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-Laws and the applicable rules of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD, other than certain affiliates of Summit Partners, which hold 2,443,519 shares of convertible preferred stock of optionsXpress, Inc., constituting an approximately 32% interest;

         (y) the Company has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

         (z) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq National Market;

         (aa) neither the Company nor the Subsidiaries own any real property. The Company and the Subsidiaries have good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or would not reasonably be expected to have a Material Adverse Effect;

         (bb) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be described by the Securities Act or by the Securities Act Regulations; all agreements between the Company or one or more of its Subsidiaries and third parties expressly referenced in the Prospectus have been duly authorized, executed and delivered by the Company or one or more of its Subsidiaries and are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except where the failure of any such agreement to be duly authorized, executed and delivered would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles; such contracts are in full force and effect on the date hereof except where the failure of any such contracts to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not result in a Material Adverse Change;

         (cc) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Material Adverse Effect;
         (dd) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company shall maintain a system of information disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in its periodic filings with the Commission is recorded, processed, summarized and reported within the time periods specified by the Commission;

         (ee) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, each of which has been true and correct in all material respects, and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect;

         (ff) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, it being understood that no representation is made in this subsection (ff) as to the reinsurance obtained by the Company or the Subsidiaries;

         (gg) neither the Company nor any of the Subsidiaries is in violation, or has received notice, of any violation with respect to any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, result in a Material Adverse Change;

         (hh) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

         (ii) neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

         (jj) there are no outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

         (kk) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market;

         (ll) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations. The Company has not distributed and will not distribute any offering material other than the Preliminary Prospectus and the Prospectus in connection with the offer and sale of the Shares;

         (mm) except as otherwise contemplated by this Agreement, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

         (nn) no relationship, direct or indirect, exists and no transaction has occurred between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

         (oo) neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (pp) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have individually or in the aggregate a Material Adverse Effect;

         (qq) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representatives to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; and

         (rr) the Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations of the Commission that are then in effect and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations of the Commission not currently in effect upon and at all times after the effectiveness of such provisions.

4.       Certain Covenants by the Company:

                  The Company hereby agrees with each Underwriter:

         (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

         (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

         (c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 12:00 noon (New York City time), on the business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 12:00 noon (New York City time) on the second business day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the versions created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424 of the Securities Act Regulations;

         (d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

         (e) to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object;

         (f) to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the Nasdaq National Market or any securities exchange and
         (iii) such other non-confidential information concerning the business and financial condition of the Company as the Underwriters may reasonably request regarding the Company and the Subsidiaries; provided that the Company shall not be required to furnish reports, communications or information that are otherwise available on EDGAR or other publicly available electronic means;

         (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that the Prospectus will comply with the Securities Act and the Securities Act Regulations;

         (h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or in the reasonable opinion of the Representatives, be required by the Securities Act or requested by the Commission;

         (i) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representatives and counsel for the Underwriters, and not to file any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus to which the Representatives reasonably object in writing;

         (j) to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein);

         (k) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

         (l) to make generally available to its security holders and to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

         (m) to use its best efforts to maintain the listing of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required thereby of companies that have securities for which quotations are reported by the Nasdaq National Market;

         (n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

         (o) except with respect to the Shares to be sold hereunder, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the Prospectus, (1) not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, not to purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company shall be permitted to grant options to purchase Common Stock or issue shares of restricted stock or other equity-based awards pursuant to the Company's benefit and equity incentive plans described in the Registration Statement, and may issue shares of Common Stock upon the exercise of outstanding options, provided that in the event any holder of such shares would become a 1% or greater stockholder as a result of such issuance, the Company shall cause such holder to furnish the Representatives a letter substantially similar to Exhibit A hereto;

         (o) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

         (p) to cause each 1% or greater stockholder, officer and director of the Company to furnish to the Representatives, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit A hereto;

         (q) during the 30-day period after the Registration Statement becomes effective, subject to the Company's obligations under applicable law and listing requirements, the Company will provide the Representatives the opportunity to review any press release or other public statement within a reasonable time prior to its release;

         (r) that the Company (i) shall comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) shall pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed

         Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

5.       Payment of Expenses:

         (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state and foreign laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under such laws as aforesaid, including the legal fees and filing fees and other disbursements of counsel for the Underwriters assuming that the Common Stock is approved for listing on the Nasdaq National Market, and the printing and furnishing of copies of any blue sky or foreign securities law surveys or legal investment surveys to the Underwriters and to dealers; (v) filing for review of the public offering of the Shares by the NASD (including the filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares for listing on the Nasdaq National Market, (viii) the cost and expenses of making road show presentations with respect to the offering of the Shares (but excluding the costs and expenses of travel and accommodations for the Underwriters); and (ix) the performance of the Company's other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

         (b) In addition to the expenses to be paid by the Company pursuant to subsection (a) above, upon consummation of the sale of the Initial Shares pursuant to this Agreement, the Company agrees to reimburse the Representatives for their reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc., up to $250,000 (two hundred fifty thousand dollars).

         (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement to be fulfilled by it, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company also shall reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6.       Conditions of the Underwriters' Obligations:

         (a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

         (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Drue Wax, Counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, in substantially the form attached.

         (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Kirkland & Ellis LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Lord, Bissell & Brook LLP, counsel for the Underwriters, in substantially the form attached.

         (d) The Representatives shall have received from KPMG LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives, in form and substance satisfactory to the Representatives, relating to the financial statements of the Company and the Subsidiaries, including any pro forma financial statements, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

                  In the event that the letters referred to above set forth any change in the capital stock, increase in long-term debt or any decreases in stockholders' equity, operating income or net income of the Company, it shall be a further condition to the obligations of the Underwriters that such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

         (e) The Representatives shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Lord, Bissell & Brook LLP, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

         (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing prior to its filing.

         (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Company shall have responded to all comments of the Commission to the Registration Statement to the reasonable satisfaction of the Representatives; and (iii) the Registration Statement or any amendment thereto, in each case as of their respective effective dates, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Preliminary Prospectus, the Prospectus, and any amendment or supplement thereto, as of the applicable filing dates and at the Closing Time and each Date of Delivery, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

         (i) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, there shall not have been any Material Adverse Change and no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representatives' sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

         (j) The Shares shall have been approved for inclusion in the Nasdaq National Market.

         (k) The NASD shall have confirmed in writing that it has decided to raise no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and shall not have raised any such objection after the date of such confirmation.

         (l) The Representatives shall have received lock-up agreements from each officer, director, 1% or greater stockholder of the Company and holder of a security convertible or exercisable into 1% or more of the Company's Common Stock, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

         (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; and

                  (ii) subsequent to the respective dates as of which
                       information is given in the Registration Statement and Prospectus, there has not been any change in the capital stock or increase in the outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise.

         (n) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

7.       Termination:

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any (A) Material Adverse Change, (B) development involving a prospective Material Adverse Change other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (C) material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or
         (v) if there has been any downgrade in the ratings of the Company or its Subsidiaries by A.M. Best Company, or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company.

                  If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile or e-mail.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.       Increase in Underwriters' Commitments:

                  If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party (other than any defaulting underwriter) to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

                  If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.       Indemnity and Contribution by the Company and the Underwriters:

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the NASD or the Nasdaq Stock Market (each an "Application"),
         (D) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission to state a material fact required to be stated in any such Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement, Prospectus or Application; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, expenses, liabilities, damages or claims purchased the Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, expenses, liabilities, damages or claims, unless such failure is the result of noncompliance by the Company in furnishing copies of the Prospectus (or amendments or supplements thereto) pursuant to
         Section 4(c) hereof. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

                  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the institution of such action is given by the Underwriter or controlling person or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

         Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or necessary to make such information not misleading, or (C) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Prospectus or any Application or necessary to make such information, in light of the circumstances under which they were made, not misleading. The concession and reallowance figures appearing in the fourth paragraph and the statements set forth in the seventh, tenth, twelfth and fourteenth paragraphs under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(m) and this Section 9. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriters may otherwise have.

                  If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the institution of such action is given by the Company or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

         (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         (e) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase, except to the extent such Directed Shares are offered to the public and purchased as part of the public offering contemplated herein; or (iii) related to, arising out of, or in connection with the Directed Share Program; provided, however, that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Underwriter through its bad faith or willful misconduct.

10.      Survival:

                  The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.      Notices:

                  Except as otherwise provided herein, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be delivered or sent by mail or facsimile transmission in care of Friedman, Billings, Ramsey & Co., Inc., 1001

         19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; facsimile number 703-469-1131; if to the Company, shall be delivered or sent by mail or facsimile transmission to the offices of the Company at 2101 4th Avenue, Suite 1600, Seattle, Washington 98121;
         Attention: John G. Pasqualetto; facsimile number 206-269-8901.

12.      Governing Law; Headings:

                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.      Parties at Interest:

                 The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.      Counterparts and Facsimile Signatures:

                 This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

                 If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                Very truly yours,

                                SEABRIGHT INSURANCE HOLDINGS, INC.


                                By:_____________________________
                                      Name:
                                      Title:

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
PIPER JAFFRAY & CO.
COCHRAN, CARONIA & CO.

As Representatives of the other Underwriters named on Schedule I hereto.

        By:   FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

              By: _______________________________________
                      Name:_______________________________
                      Title:________________________________



                                   Schedule I

                                                            Number of Initial             Maximum Number
                                                             Shares to be              of Option Shares to
                     Underwriter                               Purchased                  be Purchased
------------------------------------------------------- -------------------------- --------------------------

Friedman, Billings, Ramsey & Co., Inc.                            [   ]                      [   ]
                                                                   ---                        ---
Piper Jaffray & Co.                                               [   ]                      [   ]
                                                                   ---                        ---
Cochran, Caronia & Co.                                            [   ]                      [   ]
                                                                   ---                        ---

Total                                                                                        [   ]
                                                                                              ---

                                    EXHIBIT A

                             FORM OF LOCK-UP LETTER



                                                              January ___, 2005



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
PIPER JAFFRAY & CO.
COCHRAN, CARONIA & CO.
as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

         The undersigned understands that Friedman, Billings, Ramsey & Company, Inc., Piper Jaffray & Co. and Cochran, Caronia & Co. (the "Representatives") propose to enter into an Underwriting Agreement (the "Underwriting Agreement"), as Representatives of several underwriters (the "Underwriters"), with SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters of shares (the "Shares") of Common Stock of the Company (the "Common Stock").

         To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, excluding any Shares to be sold under the Underwriting Agreement. In addition, the undersigned agrees that, without prior written consent of the Representatives, it will not, during the period commencing on the date hereof and ending on the 180-day anniversary of the date of the Prospectus, make any demand for or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the transferor or the immediate family of the transferor, provided that a duly authorized officer, representative or trustee of the transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if the transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that the transferee executes an agreement acknowledging that the transferee is receiving and holding the shares subject to the provisions hereof, (iv) to an affiliate (as that term is defined in Rule 405 under the Securities Act) of the undersigned, provided that such affiliate agrees to be bound in writing by the restrictions set forth herein, or (v) with the prior written consent of Friedman, Billings, Ramsey & Co., Inc. on behalf of the Underwriters. For purposes of this Lock-Up Letter Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representatives. The terms of this Lock-Up Letter Agreement shall expire in the event the Public Offering of the firm Shares is not consummated on or before March 1, 2005.

         If (A) the Company (i) withdraws the registration statement registering the Shares (the "Registration Statement") or (ii) deregisters all of the Shares covered by the Registration Statement or (B) the Underwriting Agreement is executed but is terminated by the Representatives prior to payment for and delivery of any of the Shares, the undersigned will be released from the undersigned's obligations under this Lock-Up Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                               Very truly yours,

Dated:
      --------------------------

                                               -------------------------------
                                               (Signature)

                                               -------------------------------
                                               (Printed or Typed Name)